UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023 (January 19, 2023)

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40880	87-1082097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 N. LaSalle Street, Suite 1600
Chicago, Illinois 60601
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Amendment No. 2 to Credit Agreement and Guaranty and Waiver
On January 19, 2023, Xeris Biopharma Holdings, Inc. (the “Company”) entered into Amendment No. 2 to Credit Agreement and Guaranty (“Amendment No. 2”) with Xeris Pharmaceuticals, Inc. (“Xeris Pharma”), the lenders parties thereto (the “Lenders”) and Hayfin Services LLP, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Agent”), to amend that certain Credit Agreement and Guaranty, dated as of March 8, 2022, as amended by Amendment No. 1 to Credit Agreement and Guaranty dated September 29, 2022 (the “Credit Agreement”), by and among the Company, Xeris Pharma, the subsidiary guarantors from time to time parties thereto, the Agent and the Lenders from time to time parties thereto.
Amendment No. 2 provides for the Lenders’ consent to and allows for the issuance by Xeris Pharma of a Letter of Financial Support to the Board of Directors of Xeris Pharma’s wholly-owned subsidiary, Xeris Pharmaceuticals Australia Pty Ltd.
The foregoing description of Amendment No. 2 is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2023	Xeris Biopharma Holdings, Inc.

	By:	/s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer